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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-67863 of Fatbrain.com, Inc. on Form S-8 of our report dated March 7, 2000, appearing in the Annual Report on Form 10-KSB of Fatbrain.com, Inc. for the year ended January 31, 2000.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
April 21, 2000